As filed with the Securities and Exchange Commission on June 9, 2008

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C., 20549

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

POWERSECURE INTERNATIONAL, INC.
(Exact name of registrant as specified in its charter)

Delaware	84-1169358
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification No.)
1609 Heritage Commerce Court
Wake Forest, North Carolina 27587
(Address, including zip code, of principal executive offices)

PowerSecure International, Inc. 2008 Stock Incentive Plan
(Full title of the plan)

Christopher T. Hutter
Vice President and Chief Financial Officer
PowerSecure International, Inc.
1609 Heritage Commerce Court
Wake Forest, North Carolina 27587
(919) 556-3056
(Name, address and telephone number, including area code, of agent for service)

Copies to:
Paul R. Hess, Esq.
Kegler, Brown, Hill & Ritter Co., L.P.A.
65 East State Street, Suite 1800
Columbus, Ohio 43215
(614) 462-5400

Indicate by check mark whether the Registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☑	Non- accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐
CALCULATION OF REGISTRATION FEE

		Proposed	Proposed
	Amount	Maximum	Maximum
Title of Securities	to be	Offering Price	Aggregate	Amount of
to be Registered	Registered	Per Share	Offering Price	Registration Fee
Common Stock, $.01 par value	600,000 shares (1)(2)	$9.39(3)	$5,634,000(3)	$221.42

(1)	Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also cover any additional shares of Common Stock and other securities that are offered or issued under the PowerSecure International, Inc. 2008 Stock Incentive Plan to prevent dilution resulting from stock splits, stock dividends or similar transactions.

(2)	Each share of Common Stock includes a Preferred Share Purchase Right pursuant to the Amended and Restated Rights Agreement, as amended and restated from time to time, between Registrant and ComputerShare Trust Company, Inc., as Rights Agent. No separate consideration will be received for the Preferred Share Purchase Rights which, prior to the occurrence of certain prescribed events, are not exercisable, are evidenced by the certificates for Common Stock and are transferable only with the Common Stock.

(3)	Estimated solely for the purpose of calculating the amount of the registration fee in accordance with Rule 457(c) and (h) under the Securities Act, upon the basis of the average of the high and low prices of the Common Stock as reported on The NASDAQ Global Select Market on June 5, 2008.

PART I
INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS
     The documents containing the information specified in Part I will be sent or given to employees of PowerSecure International, Inc. (the “Registrant”) as specified by Rule 428(b)(1) under the Securities Act of 1933, as amended (the “Securities Act”). In accordance with Rule 428 of the Securities Act and the requirements of Part I of Form S-8, such documents are not being filed with the Securities and Exchange Commission (the “Commission”) either as a apart of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 under the Securities Act. These documents and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Part II of this Form S-8, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
Item 3. Incorporation of Documents by Reference.
     The Registrant incorporates by reference in this Registration Statement the following documents filed by the Registrant with the Securities and Exchange Commission (the “Commission”), pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”):
(1)	the Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2007, filed with the Commission on March 14, 2008;

(2)	the Registrant’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2008, filed with the Commission on May 8, 2008;

(3)	the Registrant’s Current Reports on Form 8-K filed with the Commission on January 7, 2008, January 9, 2008, January 23, 2008, February 14, 2008, February 20, 2008, March 13, 2008, March 19, 2008, March 25, 2008, April 4, 2008, May 8, 2008, May 20, 2008 and May 29, 2008 (but, in each case, excluding information “furnished” under Item 7.01); and

(4)	the description of the Registrant’s Common Stock, including the description of the Registrant’s Preferred Share Purchase Rights, contained in the Registrant’s Registration Statement on Form 8-A filed with the Commission on August 5, 2005, which incorporates by reference the description of the Registrant’s Common Stock contained in the Registrant’s Registration Statement on Form 8-A filed with the Commission on January 10, 1993, which was amended in Form 8-A/A Amendment No. 5 filed with the Commission on November 30, 2001 and Form 8-A/A Amendment No. 6 filed with the Commission on May 21, 2004, and any amendments or reports filed with the Commission for the purpose of updating such descriptions.
     All documents filed by the Registrant with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act on or after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, other than information that is furnished to but not filed with the Commission in those documents, shall be deemed to be incorporated by reference in this Registration Statement from the date of filing of such documents.
     Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.
Item 4. Description of Securities.
     Not Applicable.
Item 5. Interests of Named Experts and Counsel.
     Not Applicable.

Item 6. Indemnification of Directors and Officers.
     The Registrant is a Delaware corporation. Section 145 of the General Corporation Law of the State of Delaware (“DGCL”) provides for indemnification of the directors, officers, employees and agents of a corporation under certain conditions and subject to certain limitations.
     Section 145 of the DGCL authorizes a court to award, or a corporation’s board of directors to grant indemnity under certain circumstances to officers, directors and other corporate agents in terms sufficiently broad to permit such indemnification, subject to certain limitations.
     As permitted by Section 145 of the DGCL, the Registrant’s Second Restated Certificate of Incorporation (“Second Restated Certificate”) permits the Registrant to indemnify any person who was or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, other than an action by or in the right of the Registrant, by reason of the fact such person is or was an officer of director of the Registrant, or is or was serving at the Registrant’s request as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided that such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Registrant, and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person’s conduct was unlawful. The Registrant is also permitted to indemnify the same persons against expenses, including attorneys’ fees, actually and reasonably incurred by such persons in connection with the defense or settlement of any threatened, pending or completed action or suit by or in the right of the Registrant under the same conditions, except that no indemnification will be made in respect to any claim, issue or matter as to which such person has been adjudged to be liable to the Registrant unless, and only to the extent that, the adjudicating court determines that such indemnification is proper under the circumstances. To the extent such persons are successful on the merits or otherwise in defense of any such action, suit or proceeding, such indemnification is mandatory. The Registrant may also pay the expenses incurred in any such action, suit or proceeding in advance of its final disposition, upon receipt of an appropriate undertaking by such person. Such rights are not exclusive of any other right which any person may have or hereafter acquire under any statute, or under any provision of the Registrant’s Second Restated Certificate, By-Laws, or under any agreement, vote of stockholders or disinterested directors or otherwise. No repeal or modification of these provisions of the Registrant’s Second Restated Certificate will in any way diminish or adversely affect the rights of any person to indemnification thereunder in respect of any occurrences or matters arising before any such repeal or modification.
     As permitted by Section 145 of the DGCL, the Registrant’s Amended and Restated By-Laws provide that the Registrant shall indemnify its directors, officers, employees and agents to the extent permitted by the DGCL.
     As permitted by Section 102(b)(7) of the DGCL, the Registrant’s Second Restated Certificate also eliminates the personal liability of the Registrant’s directors to the Registrant or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director’s duty of loyalty to us or our stockholders; (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (iii) under Section 174 of the DCGL, relating to unlawful payments of dividends or unlawful stock purchases or redemptions; and (iv) for any transaction from which a director derived an improper personal benefit.
     The Registrant’s Second Restated Certificate also specifically authorizes the Registrant to maintain insurance and to grant similar indemnification rights to employees or agents of the Registrant. The Registrant and its directors and officers are covered by insurance policies indemnifying them against certain liabilities, including certain liabilities arising under the Securities Act, which might be incurred by them in such capacity.
     The Registrant has also entered into indemnification agreements with each of its directors that require the Registrant to indemnify its directors against certain liabilities, including certain liabilities arising under the Securities Act, which might be incurred by them in such capacity.
Item 7. Exemption from Registration Claimed.
     Not Applicable.

Item 8. Exhibits.

Exhibit
Number	Description

4.1	Second Restated Certificate of Incorporation of PowerSecure International, Inc. (Incorporated by reference to Exhibit 4.1 to Registrant’s Registration Statement on Form S-3, Registration No. 333-96369.)

4.2	Certificate of Ownership and Merger, as filed with the Secretary of State of the State of Delaware on August 22, 2007, merging PowerSecure International, Inc. into Registrant and amending Registrant’s Second Amended and Restated Certificate of Incorporation to change the Registrant’s name to PowerSecure International, Inc. (Incorporated by reference to Exhibit 3.1 to Registrant’s Current Report on Form 8-K filed on August 22, 2007).

4.3	Amended and Restated By-Laws of Registrant. (Incorporated by reference to Exhibit 3.2 to Registrant’s Current Report on Form 8-K filed on August 22, 2007.)

4.4	Specimen Common Stock Certificate (Incorporated by reference to Exhibit 4.1 to the Registrant’s Registration Statement on Form S-18, Registration No. 33-44558).

4.5	Amended and Restated Rights Agreement, dated as of November 30, 2001, between PowerSecure International, Inc. and ComputerShare Investor Services, LLC. (Incorporated by reference to Exhibit 4.1 to Registrant’s Registration Statement on Form 8-A/A, Amendment No. 5, filed November 30, 2001.)

4.6	Amendment No. 1 to Amended and Restated Rights Agreement, dated as of April 22, 2004, between PowerSecure International, Inc. and ComputerShare Trust Company, Inc. (Incorporated by reference to Exhibit 1 to Registrant’s Form 8-A/A, Amendment No. 6 filed May 21, 2004).

4.7	Amendment No. 2 to Amended and Restated Rights Agreement, dated as of March 29, 2006, between PowerSecure International, Inc. and ComputerShare Trust Company, Inc. (Incorporated by reference to Exhibit 10.4 to Registrant’s Form 8-K filed on March 30, 2006).

5.1	Opinion of Kegler, Brown, Hill & Ritter Co., L.P.A.*

10.1	PowerSecure International, Inc. 2008 Stock Incentive Plan*

23.1	Consent of Hein & Associates LLP.*

23.3	Consent of Kegler, Brown, Hill & Ritter Co., L.P.A. (included in Exhibit 5.1).

24.1	Powers of Attorney (included on the Signature Page of this Registration Statement).

*	Filed herewith.

Item 9. Undertakings.
(a) The undersigned Registrant hereby undertakes:
(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:
(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement; and

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;
provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

(2)	That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Wake Forest, State of North Carolina, on June 9, 2008.

POWERSECURE INTERNATIONAL, INC.
By:	/s/ Sidney Hinton
Sidney Hinton
President and Chief Executive Officer

POWER OF ATTORNEY
     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Sidney Hinton, Christopher T. Hutter and Paul R. Hess, and each of them, as his true and lawful attorneys-in-fact and agents, each with full power of substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including, without limitation, pre-effective and post-effective amendments) to this Registration Statement and any registration statement for the same offering filed pursuant to Rule 462 under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorneys-in-fact and agents, and each of them, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.
     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Sidney Hinton	President, Chief Executive Officer and Director	June 9, 2008

Sidney Hinton	(Principal Executive Officer)

/s/ Christopher T. Hutter	Vice President, Chief Financial Officer,	June 9, 2008

Christopher T. Hutter	Treasurer and Assistant Secretary
(Principal Financial Officer)

/s/ Gary J. Zuiderveen	Vice President of Financial Reporting,	June 9, 2008

Gary J. Zuiderveen	Controller, Principal Accounting Officer,
Assistant Treasurer and Secretary
(Principal Accounting Officer)

/s/ Basil M. Briggs	Chairman of the Board and Director	June 9, 2008

Basil M. Briggs

/s/ Anthony D. Pell	Director	June 9, 2008

Anthony D. Pell

/s/ Kevin P. Collins	Director	June 9, 2008

Kevin P. Collins

/s/ John A. (Andy) Miller	Director	June 9, 2008

John A. (Andy) Miller

POWERSECURE INTERNATIONAL, INC.
2008 Stock Incentive Plan
Form S-8
EXHIBIT INDEX

Exhibit
Number	Description

4.1	Second Restated Certificate of Incorporation of PowerSecure International, Inc. (Incorporated by reference to Exhibit 4.1 to Registrant’s Registration Statement on Form S-3, Registration No. 333-96369.)

4.2	Certificate of Ownership and Merger, as filed with the Secretary of State of the State of Delaware on August 22, 2007, merging PowerSecure International, Inc. into Registrant and amending Registrant’s Second Amended and Restated Certificate of Incorporation to change the Registrant’s name to PowerSecure International, Inc. (Incorporated by reference to Exhibit 3.1 to Registrant’s Current Report on Form 8-K filed on August 22, 2007).

4.3	Amended and Restated By-Laws of Registrant. (Incorporated by reference to Exhibit 3.2 to Registrant’s Current Report on Form 8-K filed on August 22, 2007.)

4.4	Specimen Common Stock Certificate (Incorporated by reference to Exhibit 4.1 to the Registrant’s Registration Statement on Form S-18, Registration No. 33-44558).

4.5	Amended and Restated Rights Agreement, dated as of November 30, 2001, between PowerSecure International, Inc. and ComputerShare Investor Services, LLC. (Incorporated by reference to Exhibit 4.1 to Registrant’s Registration Statement on Form 8-A/A, Amendment No. 5, filed November 30, 2001.)

4.6	Amendment No. 1 to Amended and Restated Rights Agreement, dated as of April 22, 2004, between PowerSecure International, Inc. and ComputerShare Trust Company, Inc. (Incorporated by reference to Exhibit 1 to Registrant’s Form 8-A/A, Amendment No. 6 filed May 21, 2004).

4.7	Amendment No. 2 to Amended and Restated Rights Agreement, dated as of March 29, 2006, between PowerSecure International, Inc. and ComputerShare Trust Company, Inc. (Incorporated by reference to Exhibit 10.4 to Registrant’s Form 8-K filed on March 30, 2006).

5.1	Opinion of Kegler, Brown, Hill & Ritter Co., L.P.A.*

10.1	PowerSecure International, Inc. 2008 Stock Incentive Plan*

23.1	Consent of Hein & Associates LLP.*

23.3	Consent of Kegler, Brown, Hill & Ritter Co., L.P.A. (included in Exhibit 5.1).

24.1	Powers of Attorney (included on the Signature Page of this Registration Statement).

*	Filed herewith.